EXHIBIT 10.2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT (“Amendment”) is made effective as of the 25th day of March, 2009, and is in addition to and supplements the Master Lease Agreement dated December 20, 2008 (the “Master Lease”) by and between FPA Governor Park Associates, LLC, a Delaware limited liability company (“Landlord”) and Trinity Property Consultants, LLC, a California limited liability company (“Tenant”) for all vacant space located at 6310 Greenwich Drive and 5060 Shoreham Place, San Diego, California (the “Premises”).

RECITALS:

A. Landlord and Tenant wish to amend the Master Lease in certain respects to allow for the payment of Base Rent from a specified reserve account for the first twelve (12) months of the Master Lease.

NOW, for good and valuable consideration, and other mutual covenants, Tenant and Landlord hereby agree as follows:

AGREEMENT

1. Definitions. All capitalized terms not otherwise defined in this First Amendment shall have the meanings given to them in the Master Lease.

2. Amendment. The parties agree that the Master Lease shall be further amended in accordance with the following terms and conditions:

A.	Base Rent shall be paid from the Preferred Return Reserve Account, as that term is defined in Section 5.06 of the Limited Liability Company Agreement of Landlord’s sole member, FPA/PRIP Governor Park, LLC dated December 19, 2008, until such time as the Preferred Return Reserve is exhausted.

3. Miscellaneous. The Master Lease, as amended by this First Amendment, shall continue in full force and effect in accordance with its terms.

4. Successors and Assigns. This Amendment shall bind and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

5. Telecopy Signatures. The parties hereby acknowledge and agree that the receipt of a telecopied or electronic signature on this Third Amendment shall be deemed to be an original document and that such telecopy or electronic signature shall be deemed to be an original document and that this First Amendment may be executed in counterparts, each of which shall be an original but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.

Landlord:

FPA Governor Park Associates, LLC

a Delaware limited liability company

By its Sole Member:

FPA/PRIP Governor Park, LLC

a Delaware limited liability company

By its Operating Member:

FPA Governor Park Investors, LLC

a Delaware limited liability company

By its Manager:

GF Governor Park, LLC

a Delaware limited liability company

By:	/s/ Michael B. Earl
Name:	Michael B. Earl
Title:	Manager

Tenant:

Trinity Property Consultants, LLC

a California limited liability company

By:	/s/ Michael B. Earl
Name:	Michael B. Earl
Title:	Manager